Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 29, 2018 relating to the consolidated financial statements and financial statement schedule for the period ended December 31, 2017, which appears in Supplement No. 4 to the prospectus relating to the Registration Statement on Form S-11 (No. 333-222231) of Nuveen Global Cities REIT, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC

March 30, 2018